Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Avid Technology, Inc. on Form S-8 of our report dated August 5, 2004, relating to the consolidated financial statements of Midiman, Inc. and subsidiaries as of and for the years ended January 31, 2004 and 2003, appearing in the Current Report on Form 8-K/A of Avid Technology, Inc. dated September 1, 2004.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Costa Mesa, California
September 13, 2005